Exhibit 99.2
PHH CORPORATION SETS DATE FOR
FIRST QUARTER 2009
EARNINGS CONFERENCE CALL
Mt. Laurel, NJ, April 24, 2009 - PHH Corporation (NYSE: PHH) today announced that it will hold its first quarter 2009 earnings conference call on Friday, May 1, 2009 at 10:00 a.m. EDT.
Terry Edwards, president and chief executive officer of PHH Corporation, Mark Danahy, president and chief executive officer of PHH Mortgage, George Kilroy, president and chief executive officer of PHH Arval, and Sandra Bell, executive vice president and chief financial officer, PHH Corporation, will host the conference call. A question and answer session will follow.
Investors will be able to access the first quarter 2009 earnings press release as well as a downloadable slide presentation that will accompany management’s remarks by visiting the Investor Relations page of PHH’s website at www.phh.com on May 1, 2009 prior to the conference call. Investors may also request copies via fax by calling the investor hotline at 1-856-917-7405.
Interested investors may access the conference call by dialing 1-877-723-9521 or 1-719-325-4803, using passcode 3564266 ten minutes prior to the start time of 10:00 a.m. The conference call will also be webcast at www.phh.com. A replay will be available beginning Monday, May 4 through May 19, 2009 by dialing 1-888-203-1112 or 1-719-457-0820, passcode 3564266, or by logging on to the company’s website.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States.1 Its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit www.phh.com.
1 Inside Mortgage Finance, Copyright 2009
###
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679